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                                                                     EXHIBIT 6.0

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-08297 and 333-48105) of Applied Digital Access, Inc. of our report dated January 28, 1999, except as to Note 10 which is as of March 31, 1999, which appears in the Current Report of Form 8K of Dynatech Corporation dated January 14, 2000.


PricewaterhouseCoopers LLP

Boston, Massachusetts
January 13, 2000